                       NEXMED (U.S.A.), INC., AS MORTGAGOR

                                       AND

          THE TAIL WIND FUND LTD. AND SOLOMON STRATEGIC HOLDINGS, INC.,
                           COLLECTIVELY AS MORTGAGEE


                    ----------------------------------------

                        MORTGAGE, SECURITY AGREEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS


                                      (FEE)

                    ----------------------------------------


                    DATED : AS OF JUNE 11, 2002

                    LOCATION: 89 TWIN RIVERS DRIVE
                              EAST WINDSOR, NEW JERSEY 08520



        The premises described within this instrument are also known as:

                    Block 20.06
                    Lot 6

        on the Official Tax Map of Mercer County.


                    ----------------------------------------

                              RECORD AND RETURN TO:

                             Peter J. Weisman, P.C.
                        110 East 59th Street, 18th Floor
                        New York, New York 10022

                        Attn: Peter J. Weisman, Esq.

                        MORTGAGE, SECURITY AGREEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS


THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS is made as of the 11th day of June, 2002, by NEXMED (U.S.A.), INC., a Delaware corporation having its principal place of business at 350 Corporate Boulevard, Robbinsville, NJ 08691 (the "MORTGAGOR"), to THE TAIL WIND FUND LTD., a British Virgin Islands limited liability company having an address at c/o Tail Wind Advisory and Management Ltd., Attn: David Crook, 1st Floor, No. 1 Regent Street, London, SW1Y 4NS UK ("TAIL WIND"), and SOLOMON STRATEGIC HOLDINGS, INC., a British Virgin Islands limited liability company, (collectively, the "MORTGAGEE"), and Tail Wind as collateral agent (including any successor collateral agent, the "COLLATERAL AGENT").

                               W I T N E S S E T H

         WHEREAS, the Mortgagor is the owner of a fee estate in the real property described in Exhibit A attached hereto and made a part hereof (the "PREMISES") and commonly known as 89 Twin Rivers Drive, East Windsor, New Jersey 08520;

         WHEREAS, the Mortgagor is a wholly-owned subsidiary of NexMed, Inc., a Nevada corporation ("PARENT");

         WHEREAS, the Parent is executing, issuing and delivering one or more of the Parent's 5% Secured Convertible Notes due November 2005 in the aggregate original principal amount of Five Million ($5,000,000) Dollars, lawful money of the United States of America, dated on or about the date hereof, to the Mortgagee, pursuant to the terms of that certain Purchase Agreement entered into on or about the date hereof between the Parent and the Mortgagee ("PURCHASE AGREEMENT"); and

         WHEREAS, as a condition to and as an inducement for the Mortgagee purchasing the Notes, the Mortgagor is entering into a subsidiary guaranty ("GUARANTY") dated on or about the date hereof in favor of the Mortgagee guaranteeing the Parent's obligations under the Notes and the agreements entered into in connection therewith;

         NOW THEREFORE, to secure the payment of an indebtedness in the aggregate original principal sum of Five Million ($5,000,000) Dollars, lawful money of the United States of America, to be paid with interest and with accretions to such principal amount (said indebtedness, interest, accretions to the principal amount due thereunder, and all other sums which may or shall become due hereunder or under the Notes and Guaranty, collectively, the "DEBT") pursuant to the above described 5% Secured Convertible Notes due November 2005 given by the Parent to the Mortgagee (the notes, together with all extensions, renewals or modifications thereof, being hereinafter collectively called the "NOTES") and pursuant to the Guaranty given by the Mortgagor to the Mortgagee, the Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, and by these presents does mortgage, give, grant, bargain, sell, alien, convey, confirm, pledge, assign and hypothecate unto the Mortgagee forever all right, title and interest of the Mortgagor now owned, or hereafter acquired, in and to the following property, rights and interest (such property, rights and interests, collectively, the "MORTGAGED PROPERTY"):

         (a) The Premises;

         (b) all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises, including without limitation all building materials and any and all fixtures which may be included on Schedule A attached hereto and any and all fixtures which are replacements of, additions to or upgrades of such items listed on Schedule A attached hereto (the "IMPROVEMENTS");

         (c) all of the estate, right, title, claim or demand of any nature whatsoever of the Mortgagor, either in law or in equity, in possession or expectancy, in and to the Premises, Improvements, Easements (defined below), Equipment (defined below), Leases (defined below), and/or Rents (defined below), or any part thereof;

         (d) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and/or Improvements (including, without limitation, any and all development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Premises and/or Improvements or now or hereafter transferred to the Premises and/or Improvements) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises and/or Improvements to the center line thereof ("EASEMENTS");

         (e) all machinery, apparatus, equipment, fittings, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting and communications fixtures) listed on Schedule A attached hereto, and all machinery, apparatus, equipment, fittings, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting and communications fixtures) which are replacements of, additions to or upgrades of such items listed on Schedule A attached hereto (collectively, the "EQUIPMENT"). All other equipment, including the Current Production Suite Equipment (as such term is defined in Section 35 below), is expressly excluded from the security interest effected hereunder, provided that all machinery and equipment fixed on or physically attached to the Premises or Improvements shall be included within "Improvements" or "Equipment" hereunder;

         (f) all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Premises, Improvements, Easements, Equipment, Leases and/or Rents, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or awards or refunds received as a result of a reduction in the real estate taxes or tax assessment affecting the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or proceeds received in connection with any tax certiorari proceeding affecting the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or for any other injury to or decrease in the value of the Mortgaged Property;

         (g) all leases and other agreements affecting the use or occupancy of the Premises, Improvements, Easements and/or Equipment, now or hereafter entered into (the "LEASES") and the right to receive and apply the rents, issues and profits of the Premises, Improvements, Easements, Equipment and/or Leases (the "RENTS") to the payment of the Debt;

         (h) all right, title and interest of the Mortgagor in and to (i) all contracts from time to time executed by the Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or any part thereof and all agreements relating to the purchase or lease of any portion of the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or any property which is adjacent or peripheral to the Premises, Improvements and/or Easements, together with the right to exercise such options and all leases of Equipment,
(ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or any part thereof, and (iii) all drawings, plans, specifications and similar or related items related to the Premises, Improvements, Easements, Equipment, Leases and/or Rents;

         (i) all books and records relating to or used in connection with the operation of the Premises, Improvements, Easements, Equipment, Leases and/or Rents, or any part thereof; all general intangibles related to the operation of the Premises, Improvements, Easements, Equipment, Leases and/or Rents, now existing or hereafter arising;

         (j) all proceeds, both cash and non-cash, of the foregoing;

         (k) all proceeds of and any unearned premiums on any insurance policies covering the Premises, Improvements, Easements, Equipment, Leases and/or Rents, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, Improvements, Easements, Equipment, Leases and/or Rents; and

         (l) after the occurrence of an Event of Default hereunder, the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Premises, Improvements, Easements, Equipment, Leases and/or Rents, and to commence any action or proceeding to protect the interest of the Mortgagee in the Premises, Improvements, Easements, Equipment, Leases and/or Rents.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, forever.

         AND the Mortgagor covenants and agrees with and represents and warrants to the Mortgagee as follows:

         1. Payment of Debt. The Parent or Mortgagor will pay the Debt at the time and in the manner provided for its payment in the Notes and in this Mortgage.

         2. Representations and Warranties. Mortgagor represents and warrants to the Mortgagee that:

         (a) Warranty of Title. Mortgagor has good title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same, and Mortgagor possesses an unencumbered fee interest in the Mortgaged Property and owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

         (b) Consideration. (i) Contemporaneously with, and in consideration for, the execution and delivery of this Mortgage, the Mortgagor is receiving new value from the Mortgagee, which new value is reasonably equivalent value in exchange for this Mortgage, (ii) the execution and delivery of this Mortgage by the Mortgagor does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or, to the knowledge of Mortgagor, against the Mortgagor, and
(iv) this Mortgage is legal and valid and creates a lien on and security interest in the Mortgaged Property.

         (c) Authority. The Mortgagor (i) has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alien, convey, confirm and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on the Mortgagor's part to be performed and (ii) is a duly organized and presently existing corporation in good standing under the laws of the State of Delaware and this Mortgage has been duly executed by authority of its Board of Directors. No shareholder approval is required to authorize the execution, delivery and performance of this Mortgage. The Mortgagor is qualified to do business in the State of New Jersey.

         (d) Priority. There are no liens on the Mortgaged Property other than those created by this Mortgage. Upon filing of this Mortgage and a UCC-1 financing statement fixture filing with Mercer County in the State of New Jersey, the Mortgagee will have a first priority lien on the real property and fixtures included within the Mortgaged Property. This Mortgage, upon the filing of a UCC-1 financing statements describing the Mortgaged Property with the Secretary of State of the State of Delaware, creates a valid, perfected (upon filing) and first priority security interest in the personal property included in the Mortgaged Property in favor of the Mortgagee. The Mortgagor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Mortgagor.

         (e) Bills. There are no unpaid bills for labor, materials, supplies or services furnished upon or in connection with the Mortgaged Property more than 30 days past the due date thereof which could result in a lien on the Mortgaged Property. As of the date the Mortgage is recorded in the public records of the county in which the Mortgaged Property is located, there is no active "Notice of Commencement" on record with respect to the Mortgaged Property.

         (f) Permits. Mortgagor has obtained all federal, state and local permits, licenses, approvals and authorizations from those federal agencies and any state or local authority charged with the enforcement or regulation of environmental and land use matters in connection with the Mortgaged Property. The Mortgaged Property is currently in compliance with all building, safety, zoning and other requirements of any state, municipal or other governmental authority pertaining to the use and occupancy of the Mortgaged Property, and prior to commencement of manufacturing in the Premises outside the existing production suite, the Mortgaged Property will be in compliance with all building, safety, zoning and other requirements of any state, municipal or other governmental authority pertaining to the use and occupancy of the Mortgaged Property for its intended purpose. If the Mortgaged Property includes wetlands or other areas subject to the regulatory jurisdiction of any water management district or other regulatory body having jurisdiction over wetlands, protected species of flora and fauna, or inland waterways, then Mortgagor has received all necessary permits, licenses and approvals of the applicable governmental authorities relating to such matters as may be necessary to use and occupy the Mortgaged Property for its intended purpose.

         (g) Rights of Access. The Mortgaged Property has adequate right of access to public rights of way, directly or pursuant to insurable easements.

         (h) Utilities. Prior to commencement of manufacturing on the Premises outside the existing production suite, sewer, water, telephone, electricity and all other necessary utilities will be physically available at the Mortgaged Property in sufficient capacity to serve the Mortgaged Property for its intended use, and the zoning, occupancy and land use classification(s) and designation(s) under all laws, ordinances, rules and regulations will permit the use and occupancy of the Mortgaged Property for its intended purpose, without the necessity of obtaining further approvals, variances, waivers, consents or authorizations. All easements, licenses or other interests in the property of others or any consent of other land owners as required for drainage or other utilities or services relating to the Mortgaged Property have been obtained.

         (i) Litigation. There are no suits or proceedings pending or, to the knowledge of Mortgagor, threatened against or affecting Mortgagor, the Mortgaged Property, or involving the validity or enforceability of this Mortgage or involving any risk of a judgment or a liability which, if unsatisfied, would have a material adverse effect on the financial condition, business or properties of Mortgagor or the validity or priority of the lien of this Mortgage.

         (j) No conflict. The execution and delivery of this Mortgage does not conflict with or result in the breach of any regulation, order, writ, injunction, judgment or decree of any court or governmental authority or in the breach of or default under any agreement or other instrument to which Mortgagor or Parent is a party or by which it or its property is bound.

         (k) Location. Mortgagor's principal place of business and executive office is located at the address set forth in the introductory paragraph of this Mortgage. Mortgagor shall notify the Collateral Agent at least 30 days prior to any change in such location.

         (l) Mortgaged Property. The building on the Mortgaged Property consists of not less than 31,500 square feet of space and the Mortgaged Property consists of not less than 3.55 acres of land. All machinery and equipment that currently is or will be affixed to the Premises or Improvements is or shall be owned by Mortgagor.

         (m) Other Real Property. Other than the land and premises adjacent to the Premises and commonly known as 113 Milford Road, East Windsor, New Jersey 08520, Mortgagor does not own any real property other than the real property included in the Mortgaged Property. The Mortgaged Property does not include 113 Milford Road, East Windsor, New Jersey 08520.

         3. Insurance. The Mortgagor (i) will keep the Improvements and the Equipment insured against loss or damage by fire, standard extended coverage perils and such other hazards in amounts not less than 100% of the full insurable value of the Improvements and the Equipment, excluding the costs of foundations, excavations and footings below grade, and shall be sufficient to meet all applicable co-insurance requirements, and (ii) will maintain business interruption insurance and such other forms of insurance coverage with respect to the Mortgaged Property as the Collateral Agent shall from time to time reasonably require in amounts approved by the Collateral Agent but in no event in all such instances greater than those coverages customarily required of other comparable buildings in the Mercer County, New Jersey area by institutional commercial lenders. All policies of insurance (the "POLICIES") shall be issued by insurers having a minimum policy holders rating of "A" per the latest rating publication of Property and Casualty Insurers by A.M. Best Company and who are lawfully doing business in New Jersey and are otherwise reasonably acceptable in all respects to the Collateral Agent in its reasonable discretion. All Policies shall contain the standard New Jersey mortgagee non-contribution clause endorsement or an equivalent endorsement satisfactory to the Collateral Agent naming the Mortgagee, or the Collateral Agent on behalf of the Mortgagee, as the person to which all payments made by the insurer thereunder shall be paid and shall otherwise be in form and substance satisfactory in all respects to the Collateral Agent. Blanket insurance policies shall not be acceptable for the purposes of this paragraph unless otherwise approved to the contrary by the Collateral Agent. The Mortgagor shall pay the premiums for the Policies as the same become due and payable. At the request of the Collateral Agent, the Mortgagor will deliver the Policies to the Collateral Agent. Not later than ten
(10) business days prior to the expiration date of each of the Policies, the Mortgagor will deliver to the Collateral Agent a renewal policy or policies accompanied by evidence of payment of premiums billed reasonably satisfactory to the Collateral Agent. If at any time the Collateral Agent is not in receipt of written evidence that all insurance required hereunder is in force and effect, the Collateral Agent shall have the right upon three (3) business days notice to the Mortgagor to take such action as the Collateral Agent deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as the Collateral Agent in its sole discretion deems appropriate, and all expenses incurred by the Collateral Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Mortgagor to the Collateral Agent upon demand. The Mortgagor shall at all times comply with and shall cause the Improvements and Equipment and the use, occupancy, operation, maintenance, alteration, repair and restoration thereof to comply with the terms, conditions, stipulations and requirements of the Policies.

         If the Premises, or any portion of the Improvements, is located in a Federally designated "special flood hazard area," in addition to the other Policies required under this paragraph, a flood insurance policy shall be delivered by the Mortgagor to the Collateral Agent.

The Mortgagor shall also maintain such other property and liability insurance policies with respect to the Mortgaged Property as are customary and prudent under the circumstances, evidence of which Collateral Agent at any time may require.

         If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other property hazard or casualty, the Mortgagor shall give prompt notice thereof to the Collateral Agent. Sums paid to the Mortgagee or the Collateral Agent by any insurer may be retained and applied by the Mortgagee (or the Collateral Agent on behalf of the Mortgagee) toward payment of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee (or the Collateral Agent on behalf of the Mortgagee) in its discretion shall deem proper or, at the discretion of the Collateral Agent, the same may be paid, either in whole or in part, to the Mortgagor for such purposes as the Collateral Agent shall designate. If the Mortgagee (or the Collateral Agent on behalf of the Mortgagee) shall receive and retain such insurance proceeds, the lien of this Mortgage shall be reduced only by the amount thereof received and retained by the Mortgagee and actually applied by the Mortgagee in reduction of the Debt.

         4. Covenants.

         (a) Payment of Taxes, Etc. Mortgagor shall pay all taxes, assessments, water rates, sewer rents, ground rents, maintenance charges and other charges, including without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") as same become due and payable. Mortgagor will deliver to Collateral Agent, upon request, evidence satisfactory to Collateral Agent that the Taxes are not delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Collateral Agent receipts for the payment of the Taxes prior to the date the same shall become delinquent.

         (b) Corporate Existence, Etc. The Mortgagor will preserve and keep in force and effect its corporate existence and will cause each subsidiary and its Parent to preserve and keep in force and effect its corporate, partnership or other existence, except in each such case in the event of a merger as expressly permitted herein, in accordance with the respective organizational documents of each such subsidiary and Parent, and the rights and franchises of the Mortgagor and its subsidiaries and Parent.

         (c) Rights of the Mortgagee. The Mortgagor will not, at any time, by any amendment of the Mortgagor's corporate charter or by-laws, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other action, seek to avoid the observance or performance hereof or under any of the other Loan Documents, but will at all times take such actions as are necessary or appropriate in order to protect the rights of the Mortgagee hereunder and under the other Loan Documents.

         (d) Schedules. The Mortgagor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Mortgaged Property and such other reports in connection with the Mortgaged Property as the Collateral Agent may reasonably request, all in reasonable detail.

         5. Escrow Fund. At any time after the occurrence of an Event of Default hereunder, upon the request of the Collateral Agent, the Mortgagor shall pay to the Collateral Agent on the first day of each calendar month (a) one twelfth of an amount which would be sufficient to pay the Taxes imposed against the Mortgaged Property or any part thereof payable, or estimated by Collateral Agent to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the "ESCROW FUND"). Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Escrow Fund as additional security for the payment of the Debt. Collateral Agent will apply the Escrow Fund to payments required to be made by Mortgagor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount due for the items described, Collateral Agent shall, in its discretion, (1) return any excess to Mortgagor, (2) credit such excess against the Debt in such priority and proportions as Collateral Agent in its discretion shall deem proper, or (3) credit such excess against future payments to be made to the Escrow Fund. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Collateral Agent, upon demand, an amount which Collateral Agent shall estimate in good faith as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund, and until expended or applied as above provided, any amounts in the Escrow Fund may be commingled with the general funds of the Collateral Agent and shall constitute additional security for the Debt. No earnings or interest on the Escrow Fund shall be payable to Mortgagor.

         6. Condemnation. Mortgagor shall give Collateral Agent immediate notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Collateral Agent copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and this Mortgage and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagee may apply the entire amount of any such award or payment to the discharge of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its or his discretion shall deem proper. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such award or payment, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Debt, whichever is less. The Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Collateral Agent. The Mortgagor hereby irrevocably authorizes and empowers the Collateral Agent, in the name of the Mortgagor or otherwise, to collect and receipt for any such award or payment and to file and prosecute such claim or claims. Although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Collateral Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever.

         7. Leases and Rents. Mortgagor represents that there are no leases or tenancies with respect to the Mortgaged Property. Mortgagor has and hereby does assign to Mortgagee the Rents and Leases and Collateral Agent, on behalf of Mortgagee, shall have the right to enter the Mortgaged Property for the purposes of enforcing its interests in the Leases and the Rents. Nevertheless, subject to the terms of this paragraph 7, Collateral Agent waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, and grants Mortgagor the right to collect the Rents. Mortgagor shall hold the Rents, or an amount sufficient to discharge all current sums due on the Debt, in trust for use in the payment of the Debt. The right of Mortgagor to collect the Rents may be revoked by Collateral Agent, on behalf of Mortgagee, upon any Event of Default (hereinafter defined). Upon or at any time after an Event or Default, Collateral Agent, on behalf of Mortgagee, may, with or without entering upon and taking possession of the Mortgaged Property, collect, retain and apply the Rents, less costs of operation and collection (included but not limited to employment of guard service and attorneys' fees), toward payment of the Debt in such priority and proportions as Collateral Agent in its discretion shall deem proper. Mortgagor shall furnish Collateral Agent with executed copies of all Leases. All proposed Leases shall be subject to the prior approval of Collateral Agent. Mortgagor shall submit to Collateral Agent all proposed Leases together with a summary of the proposed business terms of such Lease, a description and identification of the proposed tenant and such other information as Collateral Agent may thereafter request concerning the proposed Lease and proposed tenant thereunder. All Leases shall provide that they are subordinate to this Mortgage and that the lessee attorns to Mortgagee. Mortgagor shall not, without the consent of Collateral Agent, cancel, abridge or otherwise modify any Leases or accept prepayments of installments of Rent under any Lease for a period of more than one (1) month in advance or further assign the whole or any part of the Leases or the Rents without the consent of Collateral Agent. In respect of any Lease, Mortgagor will (a) fulfill or perform each and every provision thereof on the lessor's part to be fulfilled or performed; (b) promptly send copies to Collateral Agent of all notices of default which Mortgagor shall send or receive thereunder, and (c) enforce all of the terms, covenants and conditions contained in the Leases upon the lessee's part to be performed, short of termination thereof. In addition to the rights which Collateral Agent, on behalf of Mortgagee, may have herein, upon the occurrence of any Event of Default, Collateral Agent, at its option, may require Mortgagor to pay monthly in advance to Collateral Agent, on behalf of Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor and may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Collateral Agent, or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this paragraph shall be construed as imposing on the Mortgagee or Collateral Agent any of the obligations of the lessor under the Leases.

         8. Maintenance of the Mortgaged Property. The Mortgagor shall cause the Mortgaged Property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Mortgaged Property, and following validation or certification by the Food and Drug Administration ("FDA") the Mortgagor shall cause the Mortgaged Property to be maintained in compliance with the Current Good Manufacturing Practice

Regulations ("CGMP") of the FDA for drug manufacture and processing. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment in the ordinary course of business), without the consent of the Collateral Agent. The Mortgagor shall promptly comply with all existing and future governmental laws, orders, ordinances, rules and regulations (including without limitation the FDA and CGMP) affecting the Mortgaged Property, or any portion thereof or the use thereof. The Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by fire or other property hazard or casualty (including any fire or other property hazard or casualty for which insurance was not obtained or obtainable) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise, and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Premises. If such fire or other property hazard or casualty shall be covered by the Policies, the Mortgagor's obligation to repair, replace or rebuild such portion of the Mortgaged Property shall be contingent upon the Mortgagee paying the Mortgagor the proceeds of the Policies, or such portion thereof as shall be sufficient to complete such repair, replacement or rebuilding, whichever is less. The Mortgagor will not, without obtaining the prior consent of the Collateral Agent, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

         9. Environmental Provisions.

         (a) For the purposes of this Section the following terms shall have the following meanings: (i) the term "HAZARDOUS MATERIAL" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls, (ii) the "ENVIRONMENTAL REQUIREMENTS" shall collectively mean all present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term "GOVERNMENTAL AUTHORITY" shall mean the Federal government, or any state or other political subdivision, or any agency, court or body of the Federal government, any state or other political subdivision, exercising executive, legislative, judicial, regulatory or administrative functions.

         (b) The Mortgagor hereby represents and warrants to the Mortgagee that
(i) no Hazardous Material regulated or otherwise defined by any Governmental Authority is currently located at, on, in, under or about the Mortgaged Property which has not been generated, stored, handled, processed, disposed of, or otherwise used, by Mortgagor in compliance in all material respects with the Environmental Requirements, (ii) no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the Mortgaged Property onto any other property or from any other property onto or into the Mortgaged Property has occurred while the Mortgaged Property was owned by the Mortgagor or is occurring in violation of any Environmental Requirement and to the Mortgagor's knowledge no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the

Mortgaged Property onto any other property or from any other property onto or into the Mortgaged Property has occurred at any other time, (iii) no notice of violation, non-compliance, liability or potential liability, lien, complaint, suit, order or other notice with respect to the Mortgaged Property is presently outstanding under any Environmental Requirement, nor does the Mortgagor have knowledge or reason to believe that any such notice will be received or is being threatened, and (iv) the Mortgaged Property and the operation thereof are and will be in full compliance with all Environmental Requirements in all material respects.

         (c) The Mortgagor shall comply, and shall cause all tenants or other occupants of the Mortgaged Property to comply, in all material respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property in a manner that could lead or potentially lead to the imposition on the Mortgagor, the Mortgagee or the Mortgaged Property of any liability or lien of any nature whatsoever under any Environmental Requirement. The Mortgagor shall notify the Collateral Agent promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Mortgaged Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to the Collateral Agent copies of any notices received by the Mortgagor relating to alleged violations of any Environmental Requirement or any potential liability under any Environmental Requirement and will promptly pay when due any fine or assessment against the Mortgagee, the Mortgagor or the Mortgaged Property relating to any Environmental Requirement. If at any time it is determined that the operation or use of the Mortgaged Property is in violation of any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, the Mortgagor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from the Collateral Agent, take, at the Mortgagor's sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.

         (d) If the Mortgagor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (c) above, the Collateral Agent, on the Mortgagee's behalf, may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Collateral Agent (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Collateral Agent until the date any such sums are repaid by the Mortgagor to the Collateral Agent. The Mortgagor will execute and deliver, promptly upon request, such instruments as the Collateral Agent reasonably may deem useful or necessary to permit the Collateral Agent to take any such action, and such additional notes and mortgages, as the Collateral Agent may require to secure all sums so advanced or paid by the Collateral Agent. If a lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Mortgagor or for which the Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the state where the Mortgaged Property is located, then the Mortgagor will, within thirty (30) days from the date that the Mortgagor is first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to the Collateral Agent and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

         (e) The Collateral Agent may, at its option, at intervals of not less than one year, or more frequently if the Collateral Agent reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, require Mortgagor to perform (at Mortgagor's expense) an environmental audit and, if deemed necessary by Collateral Agent, an environmental risk assessment, each of which must be satisfactory to Collateral Agent, with regard to the Mortgaged Property or with regard to the hazardous waste management practices and/or hazardous waste disposal sites used by Mortgagor in connection with the Mortgaged Property. Mortgagor shall cooperate in all reasonable ways with the Collateral Agent in connection with any such audit. Such audit and/or risk assessment must be by an environmental consultant satisfactory to Collateral Agent. Should Mortgagor fail to perform any such environmental audit or risk assessment within thirty (30) days of the Collateral Agent's written request, Collateral Agent shall have the right but not the obligation to retain an environmental consultant to perform any such environmental audit or risk assessment. All costs and expenses incurred by Collateral Agent in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Collateral Agent.

         (f) If this Mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if the Mortgagor tenders a deed or assignment in lieu of foreclosure or sale, the Mortgagor shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to the Mortgagee, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.

         (g) Except to the extent directly and solely caused by the gross negligence or willful misconduct of the Mortgagee or Collateral Agent or their employees, officers, directors, contractors, or authorized agents, the Mortgagor will defend, indemnify, and hold harmless the Mortgagee and Collateral Agent and their investors, participants, employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by the Mortgagor of any of the provisions of this Section 9, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, (v) any violation of any Environmental Requirement by Mortgagor, or (vi) any enforcement of this indemnification. The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the loan evidenced by the Notes and secured by this Mortgage, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

         (h) The obligations and liabilities of the Mortgagor under this Section 9 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Debt has been paid in full and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by the Mortgagee, its nominee or affiliate of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

         10. Estoppel Certificates. After request by Collateral Agent, Mortgagor, within ten (10) days and at its expense, will furnish Collateral Agent with a statement, duly acknowledged and certified, setting forth the amount of the original principal amount of each of the Notes, the unpaid principal amount of each of the Notes, the rate of interest of the Notes, the date installments of interest and/or principal were last paid, any offsets or defenses to the payment of the Debt, and that the Notes and this Mortgage are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         11. Transfer or Encumbrance of the Mortgaged Property. No part of the Mortgaged Property nor any interest of any nature whatsoever therein (whether record, beneficial, or otherwise) shall in any manner be further encumbered, sold, transferred or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior consent of the Collateral Agent, which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Collateral Agent. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not the Collateral Agent has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made. A sale, transfer or conveyance within the meaning of this paragraph shall be deemed to include (a) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments, and (b) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents;

         12. Notice. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be hand delivered or sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if hand delivered or sent by Federal Express, or other reputable courier service, and
(ii) three (3) business days after being postmarked and addressed as follows if sent by registered or postage pre-paid certified mail, return receipt requested:

If to the Mortgagor:

                           NexMed (U.S.A.), Inc.
                           350 Corporate Boulevard
                           Robbinsville, NJ  08691
                           Fax: (609) 208-1622
                           Attention: Chief Financial Officer

                           With a copy to:

                           Katten Muchin Zavis Rosenman
                           575 Madison Avenue
                           New York, New York 10022
                           Fax: (212) 940-8607
                           Attention: Robert Kohl, Esq.


If to the Collateral Agent or if to Mortgagee:

                           c/o The Tail Wind Fund Ltd.
                           c/o Tail Wind Advisory and Management Ltd.
                           1 Regent Street, 1st Floor
                           London, SW1Y 4NS UK
                           Attn: David Crook
                           Facsimile: 44-171-468-7657

                           With a copy to:

                           Peter J. Weisman, P.C.
                           110 East 59th Street, 18th Floor
                           New York, New York  10022
                           Attn: Peter J. Weisman, Esq.
                           Facsimile: (212) 317-8855

Each party to this Mortgage may designate a change of address by notice given, as herein provided, to the other party ten (10) days prior to the date such change of address is to become effective.

         13. Sale of Mortgaged Property. If this Mortgage is foreclosed, the Mortgaged Property, or any interest therein, may, at the discretion of the Collateral Agent, on behalf of the Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.

         14. Changes in Laws Regarding Taxation. In the event of the passage after the date of this Mortgage of any law which deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Notes or the Debt, the Mortgagor shall pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by the Collateral Agent, whichever is less.

         15. No Credits on Account of the Debt. The Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt. If at any time this Mortgage shall secure less than all of the principal amount of the Debt, it is expressly agreed that any repayment of the principal amount of the Debt shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Debt outstanding.

         16. Documentary Stamps. If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Note or this Mortgage, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

         17. Right of Entry. Upon reasonable prior notice, the Collateral Agent and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times during normal business hours.

         18. Books and Records. The Mortgagor will keep and maintain or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied proper and accurate books, records and accounts reflecting all of the financial affairs of the Mortgagor relating to the Mortgaged Property and all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense be realized by the Mortgagor or by any other person whatsoever excepting lessees unrelated to and unaffiliated with the Mortgagor who have leased from the Mortgagor portions of the Mortgaged Property for the purpose of occupying the same. The Collateral Agent shall have the right from time to time at all times during normal business hours after reasonable prior notice to Mortgagor to examine such books, records and accounts at the office of the Mortgagor or other person maintaining such books, records and accounts and to make copies or extracts thereof as the Collateral Agent shall desire; provided, however, that Mortgagor shall not provide any material non-public information to the Collateral Agent unless the Collateral Agent consents to same in advance and, if reasonably requested by Mortgagor, enters into a reasonable confidentiality agreement with the Mortgagor. The Mortgagor will furnish the Collateral Agent annually, within ninety (90) days next following the end of each fiscal year of the Mortgagor, a certificate signed by a duly authorized representative of the Mortgagor certifying on the date thereof either that there does or does not exist an event which constitutes, or which upon notice or lapse of time or both would constitute, a default or an Event of Default under this Mortgage and if such default or Event of Default exists, the nature thereof and the period of time it has existed.

         19. Performance of Other Agreements. The Mortgagor shall observe and perform each and every term to be observed or performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         20. Events of Default. The occurrence of any one or more of the following events (herein collectively referred to as "Events of Default") shall be an Event of Default:

         (a) if any portion of the Debt is not paid within three (3) days after notice by the Collateral Agent or Mortgagee to the Mortgagor that the same is past due;

         (b) if the Mortgagor shall fail to pay on or before the due date, any installment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on the Mortgaged Property;

         (c) if any of the Taxes are not paid when same are due and payable;

         (d) if without the consent of the Collateral Agent (which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Collateral Agent) any part of the Mortgaged Property or any interest of any nature whatsoever therein is in any manner, by operation of law or otherwise, whether directly or indirectly, further encumbered, sold, transferred, assigned or conveyed, and irrespective of whether any such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason or operation of law or is otherwise made;

         (e) if without the consent of the Collateral Agent any Improvement or the Equipment (except for the normal ordinary course of business replacement of the Equipment and the normal ordinary course of business removal of obsolete Equipment) is removed, demolished or materially altered, or if the Mortgaged Property is not kept in good condition and repair;

         (f) if the Mortgagor shall fail to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Mortgaged Property, which failure could reasonably be expected to have a material adverse effect on the Mortgaged Property, within three (3) months from the issuance thereof, or the time period set forth therein, whichever is less;

         (g) if the Policies are not kept in full force and effect, or if the Policies are not delivered to the Mortgagee upon request;

         (h) if the Mortgagor shall fail to pay Collateral Agent or any Mortgagee on demand for all Premiums and/or Taxes paid by the Collateral Agent or Mortgagee pursuant to this Mortgage, together with any late payment charge and interest thereon calculated at the Default Rate;

         (i) if without the consent of the Collateral Agent any Leases are made, cancelled or modified or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

         (j) if any representation or warranty of the Mortgagor or Parent herein, or in any certificate, report, financial statement or other instrument furnished in connection with the making of this Mortgage, shall prove false or misleading in any material respect;

         (k) if the Mortgagor or Parent shall make an assignment for the benefit of creditors;

         (l) if a court of competent jurisdiction enters a decree or order for relief with respect to the Mortgagor or Parent under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Mortgagor or Parent, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of the Mortgagor, Parent or any other guarantor;

         (m) if the Mortgagor or Parent fails generally to pay its respective debts as such debts become due;

         (n) if the Mortgagor or Parent shall be in default under any mortgage or deed of trust covering any part of the Mortgaged Property whether superior or inferior in lien to this Mortgage, and including, without limitation, any such mortgage or deed of trust now or hereafter held by the Mortgagee;

         (o) if the Mortgaged Property shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic's or materialman's lien, mechanic's or materialman's lien or other lien of any nature whatsoever and the same shall not either be discharged of record or in the alternative effectively subordinated and insured over to the satisfaction of the Collateral Agent by a title company selected by Collateral Agent that will insure the lien of this Mortgage (at Mortgagor's expense) within a period of thirty (30) days after the same is filed or recorded, and irrespective of whether the same is superior or subordinate in right or other priority to the lien of this Mortgage and irrespective of whether the same constitutes a perfected or inchoate lien or encumbered on the Mortgaged Property or is only a matter of record or notice;

         (p) if the Mortgagor or Parent shall continue to be in default or breach under any of the other terms, covenants or conditions of this Mortgage, the Guaranty, the Purchase

Agreement, the Registration Rights Agreement or the Warrants (as such terms are defined in the Purchase Agreement), for thirty (30) days after notice from the Collateral Agent; or

         (q) If an "Event of Default" occurs under any of the Notes (as defined therein).

         21. Remedies. Upon the happening of any one or more of said Events of Default, the entire unpaid balance of the principal, and accrued interest, and all other sums secured by this Mortgage shall at the option of Collateral Agent, on behalf of the Mortgagee, become immediately due and payable without further notice or demand, and in any such Event of Default, the Mortgagee or the Collateral Agent on behalf of the Mortgagee, may forthwith undertake any one or more of the following:

         (a) Declare the debt to be immediately due and payable, and thereupon the same shall become immediately due and payable;

         (b) Recover judgment against Mortgagor for any debt; and neither the recovery of judgment nor the levy of execution thereof on any property, including the Premises, shall affect Mortgagee's rights hereunder or the lien hereof;

         (c) Enter upon and take possession of the Premises, or have a receiver appointed (as more fully provided for in the following Section), without proof of depreciation in the value of the Premises, inadequacy of the Premises, or insolvency of Mortgagor; and Mortgagee or the receiver may lease the Premises, in the name of Mortgagor, Collateral Agent, on behalf of the Mortgagee, or the receiver, and may receive the rents issues and profits and apply the same:

               (i) To the payment of expenses of operating, maintaining, repairing and improving the Premises, including renting commission and rental collection commissions paid to an agent of Mortgagee or of the receiver; and/or

               (ii) On account of the Notes, in such order and in such amounts as Collateral Agent, on behalf of the Mortgagee, or the receiver determines, but while in possession of the Premises, Collateral Agent or the receiver shall be liable to account only for the rents, issues and profits actually received; and/or

         (d) Take such other action to protect and enforce Mortgagee's rights hereunder and the lien hereof, as Mortgagee or Collateral Agent deems advisable, including without limitation:

               (i) The foreclosure hereof, subject, at Mortgagee's option, and upon the filing of a Complaint in Foreclosure, Mortgagee shall be entitled to the appointment of a receiver of the rents of the Premises without the necessity of either inadequacy of the security or insolvency of the Mortgagor or any person who may be legally or equitably liable to pay money secured by this Mortgage, and the Mortgagor and each person waive such proof and consent to the appointment of such receiver; and in any proceeding to enforce any liability of the debt, Mortgagor shall not assert as a defense that Mortgagee failed to foreclosure any such rights or that any such rights adversely affected the value of the Premises; and

               (ii) The sale of the Premises, in a foreclosure proceeding, and without obligation to have the Premises marshaled.

         22. Right to Cure Default. If default in the performance of any of the covenants of the Mortgagor herein occurs, the Collateral Agent, on behalf of the Mortgagee, may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to the Mortgagor or any person in possession thereof holding under the Mortgagor. If Collateral Agent shall remedy such a default or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, the costs and expenses thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this paragraph, shall be paid by the Mortgagor to the Collateral Agent upon demand. All such costs and expenses incurred by the Collateral Agent in remedying such default or in appearing in, defending, or bringing any such action or proceeding shall be paid by the Mortgagor to the Collateral Agent upon demand, with interest (calculated for the actual number of days elapsed between the incurrence thereof and Mortgagor's reimbursement thereof on the basis of a 360-day year) at a rate per annum equal to 5% plus the rate of cash interest provided in the Notes (herein referred to as the "DEFAULT RATE"), provided, however, that the Default Rate shall in no event exceed the maximum interest rate which the Mortgagor may by law pay, for the period after notice from the Collateral Agent that such costs or expenses were incurred to the date of payment to the Collateral Agent. To the extent any of the aforementioned costs or expenses paid by the Collateral Agent after default by the Mortgagor shall constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property, (ii) premiums on insurance policies covering the Mortgaged Property, (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the indebtedness secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage, or (iv) any amount, cost or charge to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the indebtedness secured by this Mortgage and shall be secured by this Mortgage.

         23. Appointment of Receiver. The Collateral Agent, on behalf of the Mortgagee, in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property or upon the occurrence of any Event of Default hereunder, shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mortgaged Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt.

         24. Non-Waiver. The failure of the Mortgagee or Collateral Agent to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. The Mortgagor shall not be relieved of the Mortgagor's obligation to pay the Debt at the time and in the manner provided for its payment in the Notes and this Mortgage by reason of (i) failure of the Mortgagee or Collateral Agent to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt, or (iii) any agreement or stipulation between the Mortgagee or Collateral Agent and any subsequent owner or owners of the Mortgaged Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of the Mortgagor, and in the latter event, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Notes and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, the Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Notes or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Notes, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee or the Collateral Agent may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of any Mortgagee or the Collateral Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

         25. Liability. If the Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

         26. Security Agreement. This Mortgage constitutes both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code, and the Mortgaged Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property. If an Event of Default shall occur under the Notes or this Mortgage, the Mortgagee and the Collateral Agent on behalf of the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Mortgaged Property or any part thereof, and to take such other measures as the Mortgagee or the Collateral Agent may deem necessary for the care, protection and preservation of the Mortgaged Property. Upon request or demand of the Collateral Agent, the Mortgagor shall at its expense assemble the Mortgaged Property and make it available to the Collateral Agent at a convenient place acceptable to the Collateral Agent. The Mortgagor shall pay to the Collateral Agent on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by the Collateral Agent in enforcing or exercising its rights hereunder with respect to the Mortgaged Property. Any notice of sale, disposition or other intended action by the Mortgagee or Collateral Agent with respect to the Mortgaged Property sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Mortgaged Property, or any part thereof, may be applied by the Mortgagee to the payment of the Debt in such order, priority and proportions as the Mortgagee in its discretion shall deem proper. If any change shall occur in the Mortgagor's name, the Mortgagor shall promptly cause to be filed at its own expense, new financing statements as required under the Uniform Commercial Code to replace those on file in favor of the Mortgagee or Collateral Agent on behalf of Mortgagee.

         27. Filings. (a) Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in, order to publish notice of and fully protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Upon such filings, the Mortgagee shall have a perfected first priority security interest in the Mortgaged Property.

          (b) The Mortgagor will pay all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance. The Mortgagor shall hold harmless and indemnify the Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

         28. Further Acts, etc. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances, including without limitation UCC-1 Financing Statements, as the Collateral Agent reasonably or any present or future law shall, from time to time, require for the better assuring, conveying, assigning, transferring protecting, preserving, perfecting and confirming unto the Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this mortgage and, on demand, will execute and deliver and hereby authorizes the Collateral Agent and Mortgagee to execute in the name of the Mortgagor to the extent the Collateral Agent or Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property.

         29. Headings. etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defined or limiting, in any way, the scope or intent of the provisions hereof.

         30. Usury Laws. This Mortgage and the Notes are subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal balance due under the Notes at a rate which could subject the holders of the Notes to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage, the Guaranty or the Notes, the Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Notes at a rate in excess of such maximum rate, the rate of interest under the Notes shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Notes.

         31. Sole Discretion of Mortgagee/Collateral Agent. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the Notes, this Mortgage, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loan secured hereby, the Mortgagee or the Collateral Agent exercises any right given to it or him to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee or Collateral Agent, the decision of the Mortgagee or Collateral Agent to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of the Mortgagee and Collateral Agent and shall be final and conclusive, except as is otherwise required by applicable law.

         32. Recovery of Sums Required To Be Paid. The Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

         33. Actions and Proceedings. The Collateral Agent shall have the right, at the expense of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Collateral Agent, in its reasonable discretion, determines should be brought to protect its interest in the Mortgaged Property.

         34. Execution. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. This Mortgage, once executed by the Mortgagor, may be delivered by facsimile transmission, and a facsimile signature shall have the same force and effect as an original signature, provided that an original shall also be delivered to the Mortgagee.

         35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form; the word "MORTGAGOR" shall mean "each Mortgagor and/or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein;" the word "MORTGAGEE" shall mean "Mortgagee or any subsequent holder of any of the Notes" and shall included each Mortgagee individually and collectively; the word "NOTES" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage;" the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority or other entity; the words "MORTGAGED PROPERTY" shall include any portion of the Mortgaged Property or interest therein; the word "DEBT" shall mean the principal balance of the Notes with interest thereon as provided in the Notes and this Mortgage and all other sums due pursuant to the Notes, the Guaranty and this Mortgage and secured by this Mortgage; and "COLLATERAL AGENT" shall mean the initial Collateral Agent and any subsequent person appointed by the Collateral Agent to act as Collateral Agent, provided such subsequent person accepts such appointment and the Mortgagor is notified of such appointment. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. "CURRENT PRODUCTION SUITE EQUIPMENT" shall mean the machinery and equipment currently located in the currently occupied and utilized production suite within the Premises, which machinery and equipment is listed by item on Exhibit B attached hereto and which the Mortgagor represents has an aggregate current fair market value of no more than $450,000.

         36. Waiver of Notice. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Mortgagee or Collateral Agent except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee or Collateral Agent to the Mortgagor, and the Mortgagor hereby expressly waives the right to receive any notice from the Mortgagee or Collateral Agent with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee or Collateral Agent to the Mortgagor, except as is otherwise required by applicable law.

         37. No Verbal Change. This Mortgage may only be modified, amended or changed by an agreement in writing signed by the Mortgagor and the Collateral Agent on behalf of the Mortgagee, and may only be released, discharged or satisfied of record by an agreement in writing signed by the Mortgagee or the Collateral Agent on behalf of the Mortgagee. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given in writing by the Mortgagee or the Collateral Agent on behalf of the Mortgagee and if so given by the Mortgagee shall only be effective in the specific instance in which given. The Mortgagor acknowledges that the Notes, this Mortgage, and the other documents and instruments executed and delivered in connection therewith or otherwise in connection with the loan secured hereby set forth the entire agreement and understanding of the Mortgagor and the Mortgagee with respect to the loan secured hereby and that no oral or other agreements, understanding, representation or warranties exist with respect to the loan secured hereby other than those set forth in the Notes, this Mortgage and such other executed and delivered documents and instruments. In order for the Collateral Agent to act on behalf of the Mortgagee under this Section, it must obtain the prior consent of each person constituting Mortgagee.

         38. Absolute and Unconditional Obligation. The Mortgagor acknowledges that the Mortgagor's and Parent's obligation to pay the Debt in accordance with the provisions of the Notes, the Guaranty and this Mortgage is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Notes, the Guaranty or this Mortgage or the obligation of the Mortgagor thereunder to pay the Debt or the obligations of any other person relating to the Notes, the Guaranty or this Mortgage or the obligations of the Mortgagor under the Notes, the Guaranty or this Mortgage or otherwise with respect to the loan secured hereby, and the Mortgagor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, offset, setoff, counterclaim (except mandatory counterclaims which must be asserted to avoid being deemed to have been waived in any separate action) or crossclaim of any nature whatsoever with respect to the obligation of the Mortgagor to pay the Debt in accordance with the provisions of the Notes, the Guaranty and this Mortgage or the obligations of any other person relating to the Notes, the Guaranty or this Mortgage or obligations of the Mortgagor under the Notes, the Guaranty or this Mortgage or otherwise with respect to the loan secured hereby in any action or proceeding brought by the Mortgagee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Mortgage or any other document or instrument securing repayment of the Debt, in whole or in part, and the Mortgagor agrees that it shall not interpose or assert any such defense, offset, setoff, counterclaim (except such mandatory counterclaims as described above) or crossclaim in any action or proceeding.

         39. Release. At such time as the amounts outstanding under the Notes and the Debt are zero, and no further amounts are due the Mortgagee hereunder, this Mortgage or any of the other Loan Documents (x) any additional proceeds received by the Mortgagor on account of the sale of the Mortgaged Property shall be retained by the Mortgagor and (y) the Mortgaged Property shall be released from the lien created under this Mortgage and the Mortgagee shall deliver to the Mortgagor, upon reasonable request therefor, and, at the Mortgagor's expense, releases and satisfactions (to be prepared by the Mortgagor) of all financing statements related to such Mortgaged Property, and this Mortgage shall terminate.

         40. Disposition of Proceeds. The proceeds of any sale or disposition of all or any part of the Mortgaged Property shall be applied by the Mortgagee in the following order: (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of the mortgage granted hereunder, and to the payment in full of all other expenses, liabilities and advances made or incurred by the Mortgagee in connection therewith, all amounts for which the Mortgagee is entitled to indemnification hereunder, and all advances made by the Mortgagee hereunder for the account of the Mortgagor, including the reasonable compensation of or reimbursement of the Mortgagee's agents and attorneys, including without limitation the Collateral Agent; (ii) to the payment of the Debt for the benefit of the holder thereof; and (iii) to the payment to the Mortgagor of any surplus then remaining from such proceeds, subject to the rights of any permitted holder of a lien on the Mortgaged Property of which the Mortgagee has received actual written notice. In the event that the proceeds of any sale or other disposition of the Mortgaged Property are insufficient to cover the principal of, and premium, if any, and interest on, and expenses and fees with respect to, the Debt secured thereby, plus costs and expenses of the sale or other disposition, the Mortgagor shall remain liable for any deficiency.

         41. Expenses. The Mortgagor agrees that it shall pay all costs and expenses hereafter incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing and otherwise relating to the Mortgagee's rights and security interests in the Mortgaged Property hereunder or under the Notes or any other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings after the date hereof, and the Mortgagee's reasonable attorneys' fees (regardless of whether any litigation is commenced, whether default is declared hereunder, and regardless of tribunal or jurisdiction); provided, however, that the Mortgagor shall not be responsible for any costs and expenses (including attorneys fees) incurred by the Mortgagee in connection with negotiating, execution and delivery of this Mortgage or any other Loan Document, except as may be provided elsewhere herein or therein. Further, the Mortgagor shall pay the costs of all title, UCC, judgment, lien and similar searches in connection with this Mortgage and the other Loan Documents, and shall pay all title insurance premiums on the Mortgaged Property in connection with Mortgagee's title insurance policy. The Mortgagor shall obtain and deliver to the Collateral Agent an updated title survey of the Premises within 30 days following the date hereof.

         42. Waiver of Statutory Rights. The Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that the Mortgagor may do so under applicable law. The Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Property marshaled upon any foreclosure of the lien of this Mortgage and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. The Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent the Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order of decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

         43. Indemnity. Anything in this Mortgage or the other Loan Documents (as defined below) to the contrary notwithstanding, the Mortgagor shall indemnify and hold the Mortgagee and the Collateral Agent harmless and defend the Mortgagee and the Collateral Agent at the Mortgagor's sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements of the Mortgagee's and the Collateral Agent's counsel), and all claims, actions, procedures and suits arising out of or in connection with (i) any default by the Mortgagor or the Parent in connection with the transaction contemplated hereby, the Debt, this Mortgage, the Guaranty, the Purchase Agreement, the Registration Rights Agreement, any of the other document or instrument now or hereafter executed and/or delivered in connection with the Debt or the Purchase Agreement (the "LOAN DOCUMENTS") and/or the Mortgaged Property, including, but not limited to, all costs of reappraisal of the Mortgaged Property or any part thereof after the date hereof, whether required by law, regulation, the Mortgagee the Collateral Agent, or any governmental or quasi-governmental authority, (ii) any amendment to, or restructuring of, the Debt and this Mortgage, the Notes or any of the other Loan Documents, (iii) any and all lawful action that may be taken by the Mortgagee or the Collateral Agent in connection with the enforcement of the provisions of this Mortgage or the Notes or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Mortgagor or the Parent becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (iv) any violation of any Environmental Requirements, any investigation or study with respect to Hazardous Materials or Environmental Requirements, and any costs, fees or expenses related to any of the foregoing, and (v) any enforcement of this indemnification. All sums so expended by the Mortgagee or Collateral Agent shall be payable on demand and, until reimbursed by the Mortgagor pursuant hereto, shall be deemed additional principal of the Debt and secured hereby and shall bear interest at the Default Rate. The obligations of the Mortgagor under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever set forth in the Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

         44. Enforceability. Matters of construction, validity and performance, this Mortgage and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and performed in such State and any applicable laws of the United State of America. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

         45. Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

         46. Waiver of Jury Trial. Mortgagor hereby waives any right to trial by jury in connection with any and all litigation involving the subject matter of this Mortgage.

         47. Receipt of Mortgage. Mortgagor hereby acknowledges receipt of a true copy of this Mortgage without charge.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage the day and year first above written.

                                         NEXMED (U.S.A.), INC.



                                         By: /s/
                                            -------------------------------
                                         Name:  Y. Joseph Mo, Ph.D.
                                         Title: Chairman, President and CEO





                                 ACKNOWLEDGMENT


STATE OF          )
                  ) ss.:
COUNTY OF         )



On this ________ day of June, 2002, before me, the undersigned, personally appeared Y. Joseph Mo, Ph.D, the Chairman, President and Chief Executive Officer of NEXMED (U.S.A.), INC., a Nevada corporation, who, I am satisfied, is the person who signed the foregoing instrument, and he did acknowledge under oath that he signed, sealed with the corporate seal, and delivered the same in his capacity as such officer and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                                   -------------------------
                                                         Notary Public

                                    EXHIBIT A


All the real property located in the Township of East Windsor, County of Mercer, State of New Jersey and more particularly described as follows:


BEGINNING at a point situated along the southerly right of way line of Twin Rivers Drive (66 feet wide), said point being located 25.00 feet from the intersection of the westerly prolongation of the same and the northerly prolongation of the easterly right of way line of Milford Road (66 feet wide); thence running

1. South 85(degree)22' 26" East along the southerly right of way line of Twin Rivers Drive, 208.27 feet to a point; thence

2.   Easterly along the same, along a curve to the right having a radius of
     967.00 feet and an arc length of 242.60 feet to a point; thence

3. South 06(degree)55' 34" West along the common line of Lots 6 and 190 Block 20.06, 371.02 feet to a point; thence

4. North 80(degree)46' 41" West along the common line of Lots 4 and 6 Block 20.06, 293.02 feet to a point; thence

5. North 04(degree)37' 34" East along the common line of Lots 5 and 6 Block 20.06, 150.00 feet to a point; thence

6.   North 80(degree)46' 41" West along the same, 166.90 feet to a point; thence

7.   North 04(degree)37' 34" East along the easterly line of Milford Road,
     189.14 feet to a point; thence

8.   Easterly along the same, along a curve to the right having a radius of
     25.00 feet and an arc length of 39.27 feet to the point and place of beginning.


NOTE: BEING Lot 6, Block 20.06, Tax Map of the Township of East Windsor, Mercer County, New Jersey,

        BEING commonly known as 89 Twin Rivers Drive, East Windsor, New Jersey 08520,

        BEING the same premises conveyed to the Mortgagor herein by deed dated October 17, 2000 and recorded on November 1, 2000 in the Mercer County Register's Office in Deed Book 3937, page 254.

                                    EXHIBIT B

                       CURRENT PRODUCTION SUITE EQUIPMENT


ITEM                                                       VALUE
----                                                       -----

Pouching Machine                                        $224,245.47

Filling Machine                                         $ 54,925.00

Bench Top Applicator                                    $ 16,133.25

Cold Room                                               $  9,708.00

Duchless Encosure                                       $  9,632.86

Misc. Equip less than $5,000                            $ 32,398.02

                                                        -----------
TOTAL                                                   $347,042.60
                                                        ===========

                                   SCHEDULE A

  EQUIPMENT (INCLUDING CERTAIN FIXTURES, CONSTRUCTIONS COSTS AND IMPROVEMENTS)


ITEM                            DESCRIPTION                          COST
----                            -----------                          ----

Legal Fees                                                         42,546.75
Legal Fees                                                          7,022.55
Legal Fees                                                         12,135.10
Legal Fees                                                          2,384.17
Legal Fees                                                            630.00
Legal Fees                                                            332.25
Legal Fees                                                            319.75
Legal Fees                                                            666.00
Water Analysis                                                        245.00
Water Analysis                                                         55.00
Environ Test                                                          800.00
Environ Test                                                        2,260.00
Architect/ Engin                                                  267,337.05
Architect/ Engin                                                  130,877.13
Architect/ Engin                                                      765.91
Architect/ Engin                                                      625.28
Architect/ Engin                                                      228.99
Lighting                                                              801.36
Lighting                                                            1,172.61
Asbestos Samp                                                       1,000.00
Water Analysis                                                        515.00
Credit                                                            (19,125.00)
Electric                                                              324.36
Plumbing Piping                                                    20,000.00
Permits                                                               983.00
Construction                                                       54,824.00
Construction                                                      100,000.00
Plumbing Piping                                                    48,200.00
Permits                                                               233.00
Excavation                                                          4,675.00
Zoning Fee                                                             35.00
Construction                                                       18,000.00
Piping Plumbing                                                    52,000.00
Fire Protection                                                     3,780.00
Permits                                                                35.00
Permits                                                            33,374.00
Permits                                                             3,610.00
Construction                                                        3,320.00
Plumbing Piping                                                    39,800.00
Plumbing Piping                                                     5,950.00
Shop Drawing                                                        5,004.10
                                                                  ----------
SUB TOTAL                        Balance at 12/31/01              847,742.36

Misc                                                                    1436.36
Partitions                                                            10,918.00
Water Heater                                                             161.51
Engineering                                                            4,575.49
Construction                                                           1,870.90
Lab Casework                          Will Lease                       6,985.00
Lab Casework                          Will Lease                       5,407.20
Travel                                                                 2,057.27
Misc                                                                      (0.20)
Construction                                                           2,700.00
Construction                                                           1,980.00
Plumbing Piping                                                       16,500.00
Plumbing Piping                                                        9,052.50
Plumbing Piping                                                           (2.50)
Plumbing Piping                                                         (100.00)
Partitions                                                              (618.00)
Awning                                                                 1,250.00
Misc                                                                      26.63
Construction                                                          11,314.75
Electric                                                               1,800.00
Construction                                                           1,140.00
Construction                                                           9,075.60
Vent Piping                                                            3,572.00
Construction                                                           1,300.00
Construction                                                             750.00
Construction                                                             750.00
Construction                                                              50.00
Plumbing Piping                                                       13,947.00
Electric                                                               1,600.00
Electric                                                                 600.00
Electric                                                               7,000.00
Electric                                                               2,200.00
Electric                                                                 680.00
Water Testing                                                            850.00
Misc                                                                     650.00
Construction                                                             703.00
Gas Process                                                           94,930.74
Misc                                                                     (67.95)
Misc                                                                     (75.00)
Misc                                                                     571.47
HVAC                                                                   8,845.00
Faucets                                                                  345.46
Faucets                                                                  443.08
Misc                                                                      20.73
Doors                                                                  1,115.00
Doors                                                                  4,515.00
Cabinets                                                               7,209.93
Construction                                                           9,132.00
Construction                                                             765.00

Construction                                                           1,420.00
Construction                                                          20,740.00
Engineering                                                            4,481.32
Walk In Refrig                                                         8,700.00
Reception Area                                                           990.00
HVAC                                                                   7,895.00
Construction                                                           1,500.00
Paging System                                                          2,057.10
Cabinets                                                               7,209.93
Furniture                             Will Lease                       5,496.00
Engineering                                                            3,700.41
Lab Casework                                                          16,221.60
Cabinets                                                              28,895.68
Misc                                                                       0.11
Light Fixtures                                                         2,140.00
Misc                                                                     (3.98)
Construction                                                           2,392.25
Flagpoles                                                              2,545.65
Flagpoles                                                             2,545.65
                                                                      --------

                                      Balance 6/3/02               1,216,602.05
Less Leased                                                         (17,888.20)
                                                                    -----------

SUB TOTAL                                                          1,198,713.85

Sprinkler System                                                      80,623.81
Kohler Generator                      600 KVA  1310-03                75,000.00
Roof Coating                                                           5,000.00
USP Water System                      Water Filtration System        125,569.00
Design of Instrumentation                                              2,266.00
Design of Sanitary Piping                                              1,609.00
Design of Sampling Room                                                3,482.80
Design of Microlab                                                    29,261.24
Chillers                              York Airpack Air Handler
                                       for chillers                   36,000.00
HVAC Controls                         Furnish & Install Digital
                                       Controls for entire
                                       HVAC system                   289,000.00
Gas Piping                                                            17,100.00
Conceptual Design Fee                                                134,109.71
CW Line Outside Clean Room                                             1,583.64
Installation of front door                                             4,195.00
Lighting Package                      Labor & Material for All
                                       wiring in the facility        362,946.00
Louver                                                                 2,339.42
Diamond Sawcut & Remove                                                4,470.00
Tranformer Transfer pad                                                  819.30
Process Chillers                      Model CP-10A (SP) Chiller       14,875.00
Housekeeping Pads                                                      9,000.50
Chillers PD Construction                                              12,000.00
Mezz Construction                                                        996.75
Hinged Door Surface Mat                                                  245.14
Two Bryan Model                       2 Bryan Model CL150 -S-15-FDG
                                       low pressure steam boilers     78,669.20
Carpentry & Drywall                                                  270,201.60

Site Sanitary Manhole                                                  6,000.00
Concrete & Crushed Stone                                               1,490.28
Furnish & Install                                                      4,349.83
Mold Maint Repair                                                        101.76
Diamond Core Drilling                                                    250.00
Install Security System                                                9,875.43
Installation                                                             374.00
Relocate D-Mark                                                        3,460.00
2 5HP Refrig. Systems   A             2 5HP Hotpack Model 17344       16,500.00
HVAC System                           Labor & Material for
                                       installing entire HVAC        744,798.85
Rotary Screw Compressor               Model RCOF Oil-Less 3 phase
                                       460 volt 75 HP                 57,453.00
Network & Phone Wiring                                                 7,742.30
Handrails, Stairs, Safety Ladder                                      11,070.00
Refrigeration System   A              2 5HP Hotpack Model 17344       67,500.00
VFD and Chillers                      2 York Model YCAS liquid
                                       chillers 460 volt, 3 phase    122,003.00
Flooring, Tiling Lobby & Conf                                         29,389.74
2 Webco Air Handlers                  Model CUS-15, Serial # 4236
                                       & 37                           96,360.00
                                                                   ------------

               TOTAL                                               3,938,795.15
                                                                   ============